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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                 _______________________________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934

                  _____________________________


Date of report (Date of earliest event reported) July 31, 1997
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                           ALTEON INC.
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       (Exact Name of Registrant as Specified in Charter)


       Delaware              0-19529             13-3304550
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(State or Other Juris-     (Commission         (I.R.S. Employer
diction of Incorporation)  File Number)       Identification No.)



170 Williams Drive, Ramsey, New Jersey                      07446
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000
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  (Former Name or Former Address, If Changed Since Last Report)

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Item 5. Other Events.

     On July 31, 1997 Alteon Inc. issued the following press release relating to the expansion of its End-Stage Renal Disease clinical trial:

         Alteon Expanding End-Stage Renal Disease Trial in Response to Positive Trends in Mortality Data

     RAMSEY, N.J., July 31 /PRNewswire/ -- Alteon Inc. (Nasdaq:
ALTN) announced today that its Phase II trial evaluating Pimagedine in diabetic patients with End-Stage Renal Disease
(ESRD) is being extended into a pivotal Phase III trial focusing on mortality as the primary endpoint. This decision is based upon an interim analysis of the ongoing Phase II trial, which revealed a positive trend in the mortality of treated patients versus placebo patients. This study was originally designed for possible conversion to a Phase III trial. Given the critical need for approaches to extend the life of patients with ESRD, the Company has proceeded immediately to a Phase III evaluation.

     Alteon cautions this trend data reflects a small number of events and must, therefore, be shown to be statistically significant in a larger Phase III clinical trial. These Phase II results have been discussed with Alteon's end-stage renal disease consultants and the U.S. Food and Drug Administration to determine how best to proceed with a Phase III program.

     Interim analysis also showed a positive effect on certain lipid measurements, similar to those seen in other studies. In addition, the drug appears to be well tolerated in this very ill patient population.

     Currently, 120 patients are participating in this ESRD trial. The majority of patients have been in the trial for at least 6 months, with some participating as long as 15 months. An independent statistical organization will continue monitoring trial results.

     "We are pleased to note these positive trends in this very ill patient population. However, we emphasize these results need to be confirmed in an adequate and well controlled Phase III trial," said James J. Mauzey, Chairman and Chief Executive Officer. "We remain encouraged by the fact that our human efficacy data on Pimagedine continues to parallel what has been previously seen in preclinical studies."

     Alteon is a leader in the discovery and development of pharmaceutical products for the treatment of the complications of diabetes and age-related diseases. The Company is actively developing its lead first-in-class compound, Pimagedine, to inhibit or block abnormal glucose/protein complexes that lead to diabetic complications such as kidney disease and dyslipidemia. Three clinical trials evaluating Pimagedine for complications of diabetes are ongoing, two pivotal Phase III ACTION trials for diabetic kidney disease and the expanded ESRD trial. The ACTION trials are being conducted at more than 100 North American clinical sites and involve over 1,200 patients. In addition, Alteon is pursuing potential indications of Pimagedine for the treatment of various inflammatory conditions, and is continuing its research on A.G.E. cross-link breakers and the glucose lowering agent (GLA) series of compounds.

     Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development, clinical trials, regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing and other risks identified in the Company's filings with the Securities and Exchange Commission. Actual results, events or performances may differ materially. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Alteon Inc.


                              By: /s/ Jere E. Goyan
                                 -------------------
                                 Jere E. Goyan
                                 President and
                                 Chief Operating Officer


Date: August 8, 1997